Exhibit 10.25

FIRST AMENDMENT

TO THE INGERSOLL-RAND COMPANY

ELECTED OFFICER SUPPLEMENTAL PROGRAM II

WHEREAS, Ingersoll-Rand Company, a New Jersey corporation, adopted the Ingersoll-Rand Company Elected Officer Supplemental Program II (the “Plan”), which was originally effective on January 1, 2005, and subsequently amended and restated effective January 1, 2009; and

WHEREAS, effective July 1, 2009, a corporate reorganization was effected pursuant to arrangements under Bermuda law which will result in a new parent company, Ingersoll-Rand plc (“IR plc”) (“Irish Reorganization”); and

WHEREAS, Ingersoll-Rand Company desires to amend the Plan in accordance with Section 8.1 of the Plan to reflect that the Irish Reorganization shall not be deemed a “Change in Control” for purposes of the Plan and that on and after the effective date of the Irish Reorganization, a “Change in Control” shall refer solely to Ingersoll-Rand plc; and

NOW THEREFORE, the Plan is hereby amended, except as otherwise described below effective July 1, 2009, as described below:

1. Section 1.2 of the Plan is deleted in its entirety and, inserting the following, in lieu thereof:

“The ‘Board’ shall mean the Board of Directors of Ingersoll-Rand plc (or if Ingersoll-Rand plc is a subsidiary of any other company, of the ultimate parent company).”

2. Section 1.3 of the Plan, “Change in Control”, is hereby amended by adding the following to the end thereof:

“Further notwithstanding the foregoing provisions of this Section 1.3, or any other provision in this Plan or the Ingersoll-Rand Company Limited Incentive Stock Plan of 2007, none of the transactions contemplated by the Irish Reorganization that are undertaken by (i) Ingersoll-Rand Company Limited or its affiliates prior to, or as of, the effective date of the Irish Reorganization or (ii) Ingersoll-Rand plc or its affiliates on and after the effective date of the Irish Reorganization shall trigger, constitute or be deemed a ‘Change in Control.’ On and after the effective date of the Irish Reorganization, the term ‘Change in Control’ shall refer solely to a ‘Change in Control’ of Ingersoll-Rand plc.”

3. Section 1.7 of the Plan is deleted in its entirety and, inserting the following, in lieu thereof:

“‘Elected Officer’ means an individual elected by the Board as an officer of the Company or Ingersoll-Rand plc.”

4. Section 1.18 of the Plan is deleted in its entirety and, inserting the following, in lieu thereof:

“‘Year of Service’ shall be determined in accordance with the provisions of the Pension Plan or such other qualified defined benefit pension plan or Foreign Plan in which an Employee participates that are applicable to determining the Employee’s years of vesting service under such plan. For purposes of this Section, a qualified defined benefit pension plan means a plan defined in Code Section 414(j) which is sponsored by an Employer. Notwithstanding any provision of the Program to the contrary, in the event an Employee earns one or more hours of service during a calendar year, he shall be credited with a Year of Service with respect to such year for purposes of the Program. Further, the preceding sentence notwithstanding, any Employee who becomes a Participant in Program on or after effective May 18, 2009 and who earns one or more hours of service during a calendar month shall be credited with a service only for that month for purposes of the Program. Unless otherwise agreed by the Company, an Employee’s Years of Service shall exclude any period of service during which the employer of the Employee was not an Employer under the Program, and shall not include any period of service in a calendar year following the year of the Employee’s Separation from Service.”

5. Section 2.1 of the Plan is deleted in its entirety and, inserting the following, in lieu thereof:

“An individual employed by the Company shall commence participation in the Program upon (a) becoming an Elected Officer of the Company (or of Ingersoll-Rand plc) and (b) being approved for participation by the Compensation Committee.”

6. Section 7.2 of the Plan is deleted in its entirety and, inserting the following, in lieu thereof:

“Following a Change in Control of Ingersoll-Rand plc, any amendment modifying or terminating the Program shall have no force or effect.”

7. Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effective and are hereby ratified in all respects.

IN WITNESS WHEREOF, the Company has had its duly authorized representative sign this Amendment as of July 1, 2009

INGERSOLL-RAND COMPANY

By:	/s/ Barbara A. Santoro
Name:	Barbara A. Santoro
Title:	Vice President & Secretary

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